Consent of Independent Auditors

Enteris BioPharma, Inc

Boonton, NJ

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208500, 333-150944, 333-142745, 333-136705, 333-113914, 333-104711, 333-64552, 333-59842, 333-55822, 333-35730, 333-32460, 333-93591, 333-92159 and 333-87505) of SWK Holdings Corporation of our report dated October 31, 2019, relating to the consolidated financial statements of Enteris BioPharma Inc., which appears in this Form 8-K/A.

November 12, 2019

Woodbridge, NJ